Exhibit 10.1
LEASE
Franklin Templeton Companies, LLC,
a Delaware limited liability company,
Landlord
and
DemandTec, Inc.,
a Delaware corporation,
Tenant
for
The Second and Third Floors
Building 910
One Franklin Parkway
San Mateo, California
September 21, 2009

(i)

Schedule of Exhibits

Exhibit A-1	Floor Plan of the Second Floor

Exhibit A-2	Floor Plan of the Third Floor

Exhibit A-3	Site Plan

Exhibit B	Definitions

Exhibit C	Work Letter

Exhibit D	Design Standards

Exhibit E	Cleaning Specifications

Exhibit F	Rules and Regulations

Exhibit F-1	Shared Facilities Rules and Regulations

Exhibit G	Additional Monument Sign

Exhibit H	Office Furniture

Exhibit I	Form of Letter of Credit

(ii)

LEASE
THIS LEASE is made as of the 21st day of September, 2009 (“Effective Date”), between Franklin Templeton Companies, LLC, a Delaware limited liability company (“Landlord”), and DemandTec, Inc., a Delaware corporation (“Tenant”).
Landlord and Tenant hereby agree as follows:
ARTICLE 1
BASIC LEASE PROVISIONS

PREMISES	The entire second and third floors portion of the Building, as more particularly shown on Exhibit A-1 and Exhibit A-2.

BUILDING	The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as Building 910, One Franklin Parkway, San Mateo,
California 94403.

PROJECT	The Franklin Templeton Office Campus located at Bay Meadows, San Mateo,
California comprising, as of the Effective Date, four office buildings
(including the Building) together with certain structured parking facilities, all as more particularly shown on the Site Plan attached hereto as Exhibit A-3.

COMMENCEMENT DATE	December 1, 2009

RENT COMMENCEMENT	The Commencement Date.
DATE

EXPIRATION DATE	November 30, 2017

TERM	The period commencing on the Commencement Date and ending on the
Expiration Date.

PERMITTED USES	Executive and general offices and research and development, consistent with the character of the Building as a first-class office building.

AGREED AREA OF	113,723 rentable square feet, as mutually agreed by Landlord and Tenant.
BUILDING

AGREED AREA OF	81,876 rentable square feet, as mutually agreed by Landlord and Tenant
PREMISES

FIXED RENT

(1)

			Monthly Fixed
			Rent Per
			Rentable Square
Lease Year	Per Annum	Per Month	Foot
Months 1-12	$1,260,000.00	$105,000.00	$2.10 (based upon imputed 50,000 rsf)

Months 13-24	$1,562,400.00	$130,200.00	$2.17 (based upon imputed 60,000 rsf)

Months 25-36	$2,200,826.88	$183,402.24	$2.24

Months 37-48	$2,288,859.96	$190,738.33	$2.33

Months 49-60	$2,380,414.36	$198,367.86	$2.42

Months 61-72	$2,475,630.89	$206,302.57	$2.52

Months 73-84	$2,574,656.07	$214,554.57	$2.62

Months 85-96	$2,677,641.03	$223,136.75	$2.73

ADDITIONAL RENT	All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant's failure to perform any of its obligations under this Lease.

RENT	Fixed Rent and Additional Rent, collectively.

INTEREST RATE	The lesser of (i) 4% per annum above the then-current Base Rate, and (ii) the maximum rate permitted by applicable Requirements.

LETTER OF CREDIT	$917,011.20

SECURITY DEPOSIT	$223,136.75

TENANT’S ADDRESS FOR	Until Tenant commences business operations from the Premises:
NOTICES

DemandTec, Inc.
1 Circle Star Way, Suite 200
San Carlos, CA 94070
Attn: Mark A. Culhane, EVP & CFO

(2)

With copies to:

DemandTec, Inc.
1 Circle Star Way, Suite 200
San Carlos, CA 94070
Attn: Michael J. McAdam, VP, General Counsel

And

DemandTec, Inc.
1 Circle Star Way, Suite 200
San Carlos, CA 94070
Attn: Facilities Manager

Thereafter:

DemandTec, Inc.
One Franklin Parkway, Building 910
San Mateo, California 94403-1906
Attn: Mark A. Culhane, EVP & CFO

With copies to:

DemandTec, Inc.
One Franklin Parkway, Building 910
San Mateo, California 94403-1906
Attn: Michael J. McAdam, VP, General Counsel

And

DemandTec, Inc.
One Franklin Parkway, Building 910
San Mateo, California 94403-1906
Attn: Facilities Manager

LANDLORD’S ADDRESS FOR	Franklin Templeton Companies, LLC
NOTICES	One Franklin Parkway
San Mateo, California 94403-1906
Attn: Facility Manager
Facsimile Number: (650) 312-4891

With copies to:

Franklin Templeton Companies, LLC
One Franklin Parkway
San Mateo, CA 94403-1906
Attention: Michael J. McCulloch
Facsimile Number: (650) 312-5830

And

Franklin Templeton Companies, LLC
One Franklin Parkway
San Mateo, CA 94403-1906
Attention: Corporate Secretary
Facsimile Number: (650) 525-3266

(3)

TENANT’S BROKER	Cornish & Carey Commercial.

LANDLORD’S BROKER	Cornish & Carey Commercial.

LANDLORD’S	$265,000.
CONTRIBUTION
All capitalized terms used in this Lease without definition are defined in Exhibit B.
ARTICLE 2
PREMISES; TERM; RENT
     Section 2.1 Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with others, the Common Areas.
     Section 2.2 Commencement Date. Upon the Effective Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant. The Term of this Lease shall commence on the Commencement Date. Unless sooner terminated or extended as hereinafter provided, the Term shall end on the Expiration Date. If Landlord does not tender possession of the Premises to Tenant on or before the Commencement Date or any other particular date, for any reason whatsoever, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and the Term shall not commence until the Commencement Date. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the Premises are vacant, in the condition required by this Lease and available for Tenant’s occupancy. No failure to tender possession of the Premises to Tenant on or before the Commencement Date shall affect any other obligations of Tenant hereunder. For purposes of determining whether Tenant has accepted possession of the Premises, Tenant shall be deemed to have done so when Tenant first moves Tenant’s Property and/or any of its personnel into the Premises and/or commences construction, except to the extent that Tenant is authorized in this Lease or by Landlord’s agreement to do any of the foregoing without being deemed to have accepted possession of the Premises. Notwithstanding anything set forth in this Section 2.2 to the contrary and without triggering any obligation to pay Fixed Rent, Landlord shall grant Tenant access to the Premises on November 1, 2009 for purposes of installing Tenant’s furniture, fixtures and equipment. Tenant understands and acknowledges that at the time of such early entry the Initial Installations as described in the Work Letter may not be Substantially Complete, and that Tenant shall coordinate such early entry with both Landlord’s facility management team and with the Contractor, abide by all reasonable safety requirements of the Contractor and to use its reasonable efforts to not delay or impede performance of the Initial Installations.
     Section 2.3 Payment of Rent. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. Landlord and Tenant agree and acknowledge that as set forth in Article 1, for purposes of determining the Fixed Rent payable for the first 12 months of the Term, the Rentable Square Footage shall be deemed to be 50,000 square feet and for purposes of determining the Fixed Rent for months 13 through 24 of the Term, the Rentable Square Footage of the Premises shall be deemed to be 60,000 square feet.

(4)

     Section 2.4 First Month’s Rent. Tenant shall pay one month’s Fixed Rent upon the execution of this Lease (“Advance Rent”). If the Commencement Date is on the first day of a month, the Advance Rent shall be credited towards the first month’s Fixed Rent payment. If the Commencement Date is not the first day of a month, then on the Commencement Date Tenant shall pay Fixed Rent for the period from the Commencement Date through the last day of such month, and the Advance Rent shall be credited towards Fixed Rent for the next succeeding calendar month.
     Section 2.5 Shared Facilities. During the Term of this Lease, Tenant shall have the right to use, in common with Landlord, its employees, tenants and invitees, certain shared amenities of the Project which include the right to use the fitness center, cafeteria and recreation center and the CARES Center located on the ground floor of Building 960 together with the sport courts located at the Project (the “Shared Facilities”). The Shared Facilities shall expressly exclude the wellness rooms located within the Project except for the wellness room located on the first floor of the Building. Landlord acknowledges and agrees that the usable square footage of any of the Shared Facilities shall not be included in the determination of the rentable square footage of either the Premises or the Building. Tenant’s use of the Shared Facilities shall be subject to such rules and regulations as Landlord may reasonably prescribe from time to time upon notice to Tenant and shall be without any additional charge or cost therefore other than with respect to all food and beverages consumed within the cafeteria. Attached hereto as Exhibit F-1 are Landlord’s current rules and regulations for the Shared Facilities. Tenant understands that it shall not have the right to use any of the personal computers which may be located within the Shared Facilities and which are connected to Landlord’s network. In addition, Tenant shall have the right, at its sole cost and expense, to arrange for on-Premises catering to be provided by the operator of the cafeteria or any other provider. Landlord reserves the right to make all such changes, additions, improvements and replacements as Landlord may elect, in its sole and absolute discretion and nothing set forth herein in this Section 2.5 shall be deemed a covenant or representation that Landlord shall not cease operation of all, or a portion of, the Shared Amenities during the Term. In addition, Tenant shall have the right, without any additional cost therefore, and upon such equitable basis as reasonably established by Landlord, to reserve and utilize such conference and auditorium facilities as Landlord may operate at the Project from time to time, including, but not limited to, the right not more than once (as determined on a non-cumulative basis) per month (and subject to availability as reasonably determined by Landlord) to conduct corporate meetings and client presentations within the large auditorium housed within Building 970. Tenant acknowledges that during the Term the cafeteria shall not be open on Observed Holidays.
     Section 2.6 Right of First Offer. From and after the second anniversary of the Commencement Date until the Expiration Date, Tenant is given an on-going right of first offer with respect to any space (in each case, the “First Offer Space”) located on the first floor of the Building which becomes available for lease by Landlord. Landlord covenants and agrees in connection with its on-going leasing campaign for the first floor of the Building to use (except with respect to that certain proposed lease with Paine and Partners covering approximately 7,242 Rentable Square Feet on the first floor for a three year initial lease term) its commercially reasonable efforts to cause any such leases executed from and after the Effective Date for all or any portion of the First Offer Space to be for lease terms expiring no earlier than the second anniversary of the Commencement Date and no later than the fourth anniversary thereof (the “Window Period”) and to use its commercially reasonable efforts to have a unit of space of approximately 17,098 to 20,000 rentable square feet come available for lease by Tenant during the Window Period. As soon as reasonably practical after Landlord determines that such First Offer Space will become available for lease, Landlord shall send Tenant written notice (the “First Offer Space Notice”) advising Tenant of the size and configuration of the First Offer Space, the date the First Offer Space shall become part of the Premises (the “First Offer Space Commencement Date”) and the Fixed Rent which Landlord proposes for the First Offer Space (the “Offer Space Fixed Rent”); which First Offer Space Fixed Rent shall be 95% of the then current fair market value for comparable office space in Comparable Buildings; provided that in no event shall the Offer Space Fixed Rent be greater than 110% of the then current Fixed rent for the Premises as of the anticipated First Offer Space Commencement Date (the “Current Fixed Rent”) or less than the Current Fixed Rent. In addition, Tenant shall be entitled to receive a tenant improvement allowance in an amount equal to the product of $5.00 and the Rentable Square Footage of the First Offer Space (the “First Offer Space Allowance”). Within 10 Business Days

(5)

of receipt of a First Offer Space Notice, Tenant shall advise Landlord in writing (the “Acceptance Notice”) whether Tenant (i) accepts Landlord’s offer for the First Offer Space at the First Offer Space Fixed Rent; or (ii) accepts Landlord’s offer for the First Offer Space, but elects to have the determination of the First Offer Space Fixed be resolved by arbitration as hereinafter provided. If Tenant fails to timely deliver an Acceptance Notice, Landlord shall be free to lease the subject First Offer Space to any third party on such terms as Landlord elects; provided, however, if Landlord has failed to lease such First Offer Space specified in the First Offer Space Notice within six months after the date Landlord delivered the First Offer Space Notice, Landlord shall again offer the subject First Offer Space to Tenant upon the terms and conditions set forth in this Section 2.6. Tenant’s failure to provide an Acceptance Notice for such First Offer Space shall not terminate Tenant’s rights to lease such First Offer Space as set forth in this Section 2.6 if such First Offer Space again becomes available for lease, or with respect to any other First Offer Space that becomes available for lease thereafter. If the First Offer Space Fixed Rent has not been determined prior to the First Offer Space Commencement Date, Tenant shall pay Fixed Rent in an amount equal to the First Offer Space Fixed Rent as determined by Landlord (the “Interim Rent”). Upon final determination of the First Offer Space Fixed Rent, Tenant shall commence paying such First Offer Space Fixed Rent as so determined, and within 30 days after such determination Tenant shall pay any deficiency in prior payments of First Offer Space Fixed Rent or, if the First Offer Space Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the First Offer Space Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped. If Tenant disputes Landlord’s determination of Fair Market Value pursuant to this Section 2.6, such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. The arbitrator shall be impartial and shall have not less than 10 years’ experience in the County of San Mateo in a calling related to the leasing of commercial office space in Comparable Buildings, and the fees of the arbitrator shall be shared by Landlord and Tenant. Within 15 days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the Fair Market Value of the First Offer Space for the balance of the Term (which in no event shall be less than the Current Fixed Rent or more than 110% of the Current Fixed Rent), together with such information on comparable rentals and such other evidence as such party shall deem relevant. The arbitrator shall, within 30 days following such hearing and submission of evidence, render his or her decision by selecting the determination of Fair Market Value submitted by either Landlord or Tenant (which shall be no less than the Current Fixed Rent or more than 110% of the Current Fixed rent) which, in the judgment of the arbitrator, most nearly reflects the Fair Market Value of the First Offer Space for the Renewal Term. The arbitrator shall have no power or authority to select any Fair Market Value other than a Fair Market Value submitted by Landlord or Tenant, and the decision of the arbitrator shall be final and binding upon Landlord and Tenant. Notwithstanding the foregoing, if an Event of Default (as hereinafter defined) exists on the date of giving the First Offer Notice, Tenant shall have no right to so expand the Premises; or if an Event of Default exists on the date the Premises are to be expanded, the Premises shall not be so expanded. The Term of this Lease with respect to the First Offer Space shall be coterminous with the Premises.
     Section 2.7 Lease Rental Assumption. As of the Effective Date, Tenant is a subtenant under a sublease (the “Existing Sublease”) for certain sublease premises located at One Circle Star Way, San Carlos, California for a term expiring on February 28, 2010 and providing for a monthly full service rent of $66,735.90. Landlord, at its option, to be exercised prior to the Commencement Date shall have the right to either (a) reimburse Tenant monthly for the rent under the Existing Sublease for the period from and after the Commencement Date through February 28, 2010 (which rental reimbursement shall not exceed the maximum amount of $200,207.70); or (b) pay Tenant the lump-sum amount of $200,207.70, in which case Landlord shall have no further duties, obligations or liabilities pursuant to this Section 2.7.
     Section 2.8 Termination Right. Provided that no Event of Default then exists and the Premises have not been theretofore expanded pursuant to Section 2.6 above such that an First Offer Space Commencement Date occurs on or after the fourth anniversary of the Commencement Date, then

(6)

subject to the following terms and provisions, Tenant shall have a onetime option, exercisable if at all by irrevocable notice to Landlord delivered at least six months prior to the effective date of termination, to terminate this Lease effective on the day preceding the fifth anniversary of the Commencement Date. If Tenant elects to so terminate this Lease, Tenant shall pay to Landlord at the time of Tenant’s delivery of the notice of termination a termination fee (the “Termination Fee”) in an amount equal to the sum of (a) $198,367.86; and (b) the unamortized balance of the sum of (x) Landlord’s Contribution (and any First Offer Space Allowance provided pursuant to Section 2.6 in connection with any First Offer Space) and (y) the amount of brokerage commissions paid to Landlord’s Broker and Tenant’s Broker in connection with this Lease. If Tenant fails to timely deliver to Landlord its notice of termination, together with its payment of the Termination Fee, then Tenant’s rights, pursuant to this Section 2.8, shall lapse and be of no further force or effect.
ARTICLE 3
USE AND OCCUPANCY
     Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises. Tenant shall have the right to utilize the existing access control /key card system serving the Premises provided that all such access cards shall only be distributed to the employees or consultants of Tenant working at the Premises. Tenant shall reimburse Landlord for all reasonable costs incurred in distributing access cards to Tenant and for any replacements thereof.
ARTICLE 4
CONDITION OF THE PREMISES
     Tenant has inspected the Premises and agrees (a) to accept possession of the Premises (including all data cabling located therein) in the condition existing on the Commencement Date “as is”, and (b) that except for the Initial Installments and Landlord’s Contribution, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy; provided, however, Landlord shall ensure that on the Effective Date such cabling is in a neat and orderly condition and shall complete such connections/terminals as may be necessary to ensure the functionality thereof. Tenant’s occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease, subject to any punch-list items that may still need to be completed per the Work Letter, as well as any repairs and/or retrofitting to the existing Premises, including furniture, fixtures and equipment, as may be identified by the parties during a mutual walkthrough of the Premises; provided that Landlord covenants and agrees that on the date of Landlord’s tender of possession of the Premises to Tenant, the Premises shall be in good working condition, including, but not limited to, the roof and Building Systems.

(7)

ARTICLE 5
ALTERATIONS
          Section 5.1 Tenant’s Alterations. (a) Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, “Alterations”) other than decorative Alterations such as painting, wall coverings and floor coverings (collectively, “Decorative Alterations”), without Landlord’s prior consent, which consent shall not be unreasonably withheld if such Alterations (i) are non-structural and do not materially affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building or the Premises, and (iv) do not violate any Requirement.
          (b) Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval, detailed plans and specifications (“Plans”) of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord as an additional insured, and (iv) furnish to Landlord reasonably satisfactory evidence of Tenant’s ability to complete and to fully pay for such Alterations (other than Decorative Alterations). Tenant shall give Landlord not less than 5 Business Days’ notice prior to performing any Decorative Alteration, which notice shall contain a description of such Decorative Alteration.
          (c) Governmental Approvals. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with “as-built” Plans for such Alterations.
     Section 5.2 Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) substantially in accordance with the Plans, and by contractors reasonably approved by Landlord, (c) in compliance with all Requirements, the terms of this Lease and all construction procedures and regulations then prescribed by Landlord, and (d) at Tenant’s expense. All materials and equipment shall be of good quality and at least equal to the applicable standards for the Building then reasonably established by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance. Upon completion of any Alterations hereunder, Tenant shall provide Landlord with copies of all construction contracts, proof of payment for all labor and materials, and final unconditional waivers of lien from all contractors, subcontractors, materialmen, suppliers and others having lien rights with respect to such Alterations, in the form prescribed by California law. In addition, Tenant shall cause a Notice of Completion to be recorded in the Office of the Recorder of San Mateo County in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and shall timely give all notices required pursuant to Section 3259.5 of the Civil Code of the State of California or any successor statute.
     Section 5.3 Removal of Tenant’s Property. Tenant’s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date, Tenant shall, unless otherwise directed by Landlord at the time of Landlord’s consent to such Alterations, at Tenant’s expense, remove any Specialty Alterations and close up any slab penetrations in the Premises. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant’s removal of any Alterations or Tenant’s Property or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord for Landlord’s cost of repairing and restoring such damage. Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may retain or remove and

(8)

dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon termination of this Lease. Tenant shall have no obligation to remove any of the Initial Installations as defined in the Work Letter attached hereto as Exhibit C.
     Section 5.4 Mechanic’s Liens. Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within 10 days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.
     Section 5.5 Labor Relations. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s reasonable judgment, such employment, delivery or use will unreasonably interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.
     Section 5.6 Tenant’s Costs. Tenant shall pay to Landlord, upon demand, all out-of-pocket costs reasonably and actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations. At Landlord’s request, Tenant shall deliver to Landlord reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alterations.
     Section 5.7 Tenant’s Equipment. Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Equipment”) into or out of the Building and shall pay to Landlord any reasonable costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours designated by Landlord.
     Section 5.8 Legal Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If any Alterations made by or on behalf of Tenant require Landlord to make any alterations or improvements to any part of the Building in order to comply with any Requirements, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.
     Section 5.9 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds 80 pounds per square foot “live load”. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.
ARTICLE 6
REPAIRS
     Section 6.1 Landlord’s Repair and Maintenance. Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs (both structural and nonstructural) to

(9)

(i) the Building, including, but not limited to, the roof and roof membrane, (ii) the Building Systems and (iii) the Common Areas, in conformance with standards applicable to Comparable Buildings and otherwise in good condition.
     Section 6.2 Tenant’s Repair and Maintenance. Tenant shall promptly, at its expense and in compliance with Article 5 including, without limitation, the requirement that any repairs affecting any Building System be reviewed and approved by Landlord’s designated engineer for the affected Building System, make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein (including all electrical, plumbing, heating, ventilation and air conditioning, sprinklers and life safety systems in and serving the Premises from the point of connection to the Building Systems) (collectively, “Tenant Fixtures”) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage which is Landlord’s obligation to repair pursuant to the express provisions of this Lease. All damage to the Building or to any portion thereof, or to any Tenant Fixtures, requiring structural or nonstructural repair caused by or resulting from any act, omission, neglect or improper conduct of a Tenant Party or the moving of Tenant’s Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s expense by (i) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System. All Tenant repairs shall be of good quality utilizing new construction materials.
     Section 6.3 Reserved Rights. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building and Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Work of Improvement”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Work of Improvement, provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Work of Improvement), and (b) there is no material interference with Tenant’s access to or use of the Premises. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Work of Improvement. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Work of Improvement.
ARTICLE 7
[THIS ARTICLE 7 IS INTENTIONALLY DELETED]
ARTICLE 8
REQUIREMENTS OF LAW
     Section 8.1 Compliance with Requirements.
          (a) Tenant’s Compliance. Tenant, at its expense, shall comply with all Requirements applicable to the Premises; provided, however, that Tenant shall not be obligated to comply with any Requirements requiring any alterations to the Premises or Building unless the application of such Requirements arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any such repairs or alterations shall be made at Tenant’s expense (1) by Tenant in compliance with Article 5 if such repairs or alterations are nonstructural and do not affect any Building System, or (2) by Landlord if such repairs or alterations are structural or affect any Building

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System. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof.
          (b) Hazardous Materials. Tenant shall not cause or permit (i) any Hazardous Materials to be brought into the Building, (ii) the storage or use of Hazardous Materials in any manner other than in full compliance with any Requirements, or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time.
          (c) Landlord’s Compliance. Landlord, its sole cost and expense, shall comply with (or cause to be complied with) all Requirements applicable to the Building which are not the obligation of Tenant, to the extent that non-compliance would materially impair Tenant’s use and occupancy of the Premises for the Permitted Uses.
          (d) Landlord’s Insurance. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, (iii) cause an increase in the premiums of insurance for the Building over that payable with respect to Comparable Buildings, or (iv) result in Landlord’s insurance companies’ refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased insurance premiums paid by Landlord as a result of such failure by Tenant.
     Section 8.2 Fire and Life Safety. Tenant shall maintain in good order and repair the sprinkler, fire-alarm and life-safety system in the Premises in accordance with this Lease including, without limitation, the provisions of Section 6.2 respecting any repairs affecting any Building System, the Rules and Regulations and all Requirements. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of Tenant’s business, any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s expense.
ARTICLE 9
SUBORDINATION
     Landlord hereby represents to Tenant that as of the Effective Date, there is no Mortgage on the Building. Tenant hereby acknowledges and agrees that subject to receipt of a commercially reasonable form of subordination, nondisturbance and attornment agreement (an “SNDA”) this Lease is and shall be subject to the lien of any future Mortgage encumbering all or any part of the Building, or any part thereof. Landlord shall have the right, in its sole and absolute discretion, to encumber the Building at any time during the Term. If Landlord elects to place a Mortgage upon the Building, then Tenant shall, within 10 Business Days of Landlord’s request, execute such SNDA as may be requested by such Mortgagee to document the subordination of this Lease to any Mortgage encumbering the Building or any part thereof; provided such instruments contain commercially reasonable nondisturbance protection. Upon Tenant’s

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receipt of an SNDA, Tenant shall, upon request of the Mortgagee, be a party to an agreement acknowledging and agreeing that, if the Mortgagee succeeds to the interest of Landlord, Tenant will recognize such Mortgagee (or successor-in-interest of the Mortgagee) as its landlord under the terms of this Lease. If Landlord elects to place a Mortgage on the Building, at Landlord’s request, Tenant shall promptly enter into an amendment to this Lease as may be reasonable requested by any such Mortgagee provided that in no event shall Tenant’s duties, liabilities or obligations hereunder increase or Tenant’s rights set forth herein shall decrease, in any material respect.
ARTICLE 10
SERVICES
     Section 10.1 Electricity. Subject to any Requirements or any public utility rules or regulations governing energy consumption, Landlord shall make or cause to be made, customary arrangements with utility companies and/or public service companies to furnish electric current to the Premises for Tenant’s use in accordance with the Design Standards. Tenant acknowledges that the electrical capacity of the Building is approximately 18.85 watts per usable square foot and that Tenant shall only be entitled to draw its pro rata portion of such electrical capacity. In addition, if Landlord reasonably determines by the use of an electrical consumption survey or by other reasonable means that Tenant is using electric current (including overhead fluorescent fixtures, but excluding any electricity used in the provisioning of air conditioning furnished by Landlord pursuant to Sections 10.4 and 10.5 or otherwise used to power Tenant’s equipment, including computer servers, located in the data rooms (which shall include the server room and IT lab), telephone and IDF rooms located within the Premises), as determined on a per square foot of usable area basis, in excess of 120% of the number of kilowatt hours per square foot of usable area used to power (when fully occupied) Landlord’s facility located at Building 970 of the Project, as determined on an annualized basis (“Excess Electrical Usage”), then Landlord shall so notify Tenant within 30 days of making such determination and Landlord and Tenant shall thereafter cooperate in good faith to identify, within 30 days of Landlord’s notice, the source(s) of such Excess Electrical Usage and any opportunities for reducing Tenant’s Excess Electrical usage. Tenant shall thereafter have an additional period of 30 days to take any steps necessary to correct its Excess Electrical Usage. Thereafter, if Tenant has failed to correct its Excess Electrical Usage, Landlord shall have the right to install an electric current meter, sub-meter or check meter in the Premises (a “Meter”) to measure the amount of electric current consumed in the Premises and to charge Tenant for such Excess Electrical Usage. The cost of such Meter, special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall pay to Landlord, from time to time, but no more frequently than monthly, for any such Excess Electrical Usage at the Premises. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith.
     Section 10.2 Excess Electricity. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises. If Landlord determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its reasonable judgment, determines that (a) such installation is practicable and necessary, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building.

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     Section 10.3 Elevators. Landlord shall provide access to the Building and passenger elevator service to the Premises 24 hours per day, 7 days per week. Landlord shall provide a freight elevator serving the Premises (which freight elevator also serves as an additional passenger elevator for the Building), available upon Tenant’s prior request, on a non-exclusive “first come, first serve” basis with other Building tenants, on all Business Days from 7:00 a.m. to 6:00 p.m., which hours of operation are subject to change.
     Section 10.4 Heating, Ventilation and Air Conditioning. Landlord shall furnish to the Premises heating, ventilation and air-conditioning (“HVAC”) in accordance with the Design Standards set forth in Exhibit D during Ordinary Business Hours. Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises in accordance with the Design Standards by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, or (ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Tenant shall lower the blinds when necessary because of the sun’s position, whenever the HVAC System is in operation or as and when required by any Requirement. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.
     Section 10.5 HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of any HVAC to the Premises during any periods other than as set forth in Section 10.4 (“Overtime Periods”). If Tenant desires HVAC service during Overtime Periods, Tenant may electronically activate such service (in 1 hour increments per half-floor of the Building) via one of the multiple controllers located within the Premises. Tenant shall be solely responsible for the reasonable cost of any after-hours HVAC ordered by Tenant’s employees. As of the Effective Date, the cost of such overtime HVAC is $40.00 per hour per half-floor. Notwithstanding the foregoing, during each calendar month of the Term, Tenant shall not be charged for the first 64 hours per half-floor of after-hours HVAC ordered by Tenant during such calendar month provided that no unused portion of such after-hours HVAC credit shall roll forward should Tenant’s usage during any such calendar month be less than 64 hours per half-floor. Notwithstanding the foregoing, but subject to the terms and provisions of Section 10.11, Landlord shall provide 24 hour per day/seven days per week dedicated HVAC service to the data (which shall include the server room and IT lab), telephone and IDF rooms located within the Premises, as well as electricity used to power Tenant’s equipment (including computer servers) located in such rooms, without any additional charge therefor.
     Section 10.6 Cleaning. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, as an exhibition area or classroom, for storage, as a shipping room, mail room or similar purposes, for private bathrooms, showers or exercise facilities, as a trading floor, or primarily for operation of computer, data processing, reproduction, duplicating or similar equipment) to be cleaned, substantially in accordance with the standards set forth in Exhibit E; provided that Landlord shall provide day porter services to the break rooms and rest rooms within the Premises. Any areas of the Premises which Landlord is not required to clean hereunder or which require additional cleaning shall be cleaned, at Tenant’s expense, by Landlord’s cleaning contractor, at rates which shall be competitive with rates of other cleaning contractors providing comparable services to Comparable Buildings. Landlord’s cleaning contractor and its employees shall have access to the Premises at all times except between 8:00 a.m. and 5:00 p.m. on weekdays which are not Observed Holidays.

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     Section 10.7 Water. Landlord shall provide water in the core lavatories on each floor of the Building and to the break rooms contained within the Premises. If Tenant requires water for any additional purposes, Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.
     Section 10.8 Refuse Removal. Landlord shall provide refuse removal services at the Building for ordinary office refuse and rubbish. Tenant shall pay to Landlord, Landlord’s reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal. Tenant shall reasonably cooperate with any recycling programs which Landlord may institute from time to time during the Term.
     Section 10.9 Directory. The lobby shall contain a static directory wherein the Building’s tenants shall be listed. Tenant shall be permitted to list its name on such directory and shall be permitted to install identifying signage on the entrance doorway to the Premises; which entry signage shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld.
     Section 10.10 Telecommunications. If Tenant requests that Landlord grant access to the Building to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall use its good faith efforts to respond to such request within five Business Days. Tenant acknowledges that nothing set forth in this Section 10.10 shall impose any affirmative obligation on Landlord to grant such request and that Landlord, in its reasonable discretion, shall have the right to determine which telecommunications service providers shall have access to Building facilities.
     Section 10.11 Service Interruptions. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for any Work of Improvement which, in Landlord’s reasonable judgment, is necessary or appropriate, until such Unavoidable Delay, accident or emergency shall cease or such Work of Improvement is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of, electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnified Party by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord. Except in the event of emergency, Landlord shall use its commercially reasonable efforts to provide at least 48 hours prior notice before conducting any Work of Improvement which will interrupt or curtail any Building services.
     Section 10.12 Mail. On two occasions during each Business Day, Landlord shall cause all mail delivered to the Project for Tenant by the United Postal Services to be delivered to Tenant at the Premises. Tenant shall be solely responsible for delivering all out-going mail to a designated United Postal Service facility and Tenant shall arrange for all necessary over-night courier pick-ups and deliveries.
     Section 10.13 Interior Signage. As soon as reasonably possible following the Effective Date, Landlord, at its sole cost and expense, shall remove all signage from the Premises and the ground floor Common Areas identifying Landlord, and Tenant shall have the right, at its sole cost and expense and subject to Landlord’s approval (which approval shall not be unreasonably withheld) to install interior identifying signage within the elevator lobbies of the second and third floors of the Building. Landlord shall not be obligated to remove the carpet mat located at the entrance to the Building lobby bearing Landlord’s name.

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     Section 10.14 Monument Signage. Located proximate to the front entrance to the Building is an existing monument sign (the “Existing Monument Sign”) identifying Landlord’s presence at the Building. As soon as reasonably possible following the Effective Date, Landlord, at its sole cost and expense, shall remove its name from the Existing Monument Sign and install identifying signage (which may contain Tenant’s logo) on the Existing Monument Sign, which signage and logo will be as requested by Tenant but shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld). In addition, and subject to receipt of all necessary approvals from the City of San Mateo, Landlord shall install, at its sole cost and expense, an additional monument sign (the “Additional Monument Sign”) in the location and of a size and configuration as more particularly shown on Exhibit G attached hereto. The Additional Monument Sign shall contain Tenant’s corporate name and logo. Landlord and Tenant shall each reasonably cooperate with the other in pursuing all necessary approvals for the Additional Monument Sign from the City of San Mateo. If the City of San Mateo requests any material changes to the Additional Monument Sign from that shown on Exhibit G, all such changes shall be subject to the reasonable approval of Landlord’s senior management.
     Section 10.15 Emergency Generator. In connection with the performance of the Initial Installations as defined in the Work Letter, and subject to the waivers of liability as set forth in Section 10.11 in connection with the occurrence of any utility service interruptions, Landlord shall connect the Leased Premises to the existing back-up electrical generator. In addition, Tenant shall have the right to connect certain items of equipment within the Premises to the uninterrupted power supply (the “UPS”) located within the Building and owned, operated and maintained by Landlord; it being understood and acknowledged that the UPS only provides for a total of four 20 amp circuits for the entire Premises. During the Term of this Lease, Landlord shall use its commercially reasonable efforts to keep such back-up generator and UPS in good condition and repair, shall maintain a service contract with the local authorized manufacturer’s representative for the emergency generator providing for periodic maintenance and repair in accordance with the manufacturer’s recommendations and shall cause sufficient quantities of diesel fuel to be present in the storage tank servicing such back-up generator; provided that Tenant acknowledges and agrees that Landlord makes no representations, warranties or guarantees concerning the performance of such back-up generator and/or UPS and Tenant further understands and acknowledges that upon the occurrence of an event of Force Majeure causing a disruption in the electrical service to the Project, Landlord may be unable to obtain sufficient quantities of fuel necessary to allow the back-up generator to provide uninterrupted electrical service to such data and telephone systems upon such inability to refuel the Project’s storage tanks and the expiry of the batteries powering the UPS system.
ARTICLE 11
INSURANCE; PROPERTY LOSS OR DAMAGE
     Section 11.1 Tenant’s Insurance
          (a) Prior to the date Landlord delivers possession of the Premises to Tenant, and continuing thereafter throughout the Term, Tenant, at its expense, shall obtain and maintain in full force and effect the following insurance policies throughout the Term:
               (i) Commercial General Liability (CGL) Insurance on an occurrence basis covering liability arising from premises operations, independent contractors, product-completed operations, personal injury, advertising injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is insured and Landlord shall be named as an additional insured (the “Insured Parties”). Such insurance shall provide primary coverage without contribution from any other insurance or self-insurance carried by or for the benefit of the Insured Parties, and such insurance shall include blanket broad-form contractual liability coverage. The minimum limits of liability applying exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000. There shall be no deductible or self-insurance without the prior written consent of Landlord (which consent shall not be unreasonably withheld);

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               (ii) All-Risk Commercial Property Insurance insuring Tenant’s Property (as defined in Exhibit B) and the Above Building Standard Installations (as defined in Exhibit B), for the full replacement cost thereof, having a deductible amount, if any, not in excess of $25,000 without the prior written consent of Landlord. The Insured Parties shall be included as loss payee(s) with respect to the Above Building Standard Installations;
               (iii) Builder’s Risk during the performance of any Alteration, until completion thereof, on an “All Risk” basis, including a permission to complete and occupy, and flood, including resulting water damage, endorsements, for full replacement cost covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises, or evidence of such coverage under the property insurance policies set forth in (ii) above. The Insured Parties shall be named as additional insureds;
               (iv) Workers’ Compensation Benefits Insurance and Employer’s Liability Insurance, with Worker’s Compensation Benefits Insurance as required by law and Employer’s Liability Insurance with a limit not less than $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee for bodily injury by disease. A deductible or self-insured retention for such policy shall not exceed $25,000 without the prior written consent of Landlord; and
               (v) Business Interruption Insurance covering a minimum of one year of anticipated gross Rent.
          (b) All insurance required to be carried by Tenant shall contain a provision that the Insured Parties receive 30 days’ prior written notice in advance of any termination or material change to the policies that would affect the interest of any of the Insured Parties and shall be effected under valid and enforceable policies issued by reputable insurers authorized to do business in the State of California and rated in AM Best’s Insurance Guide, or any successor thereto as having an AM Best’s Rating of “A-” or better and a Financial Size Category of at least “VIII” or better, or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.
          (c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance that evidence insurance required to be covered by this Article 11, the waivers of subrogation required by Section 11.2 below, the Insured Parties are named as additional insureds/loss payees as required pursuant to this Article 11, and the commercial general liability is primary, non-contributory, and not excess of any other valid and collectible insurance. Evidence of each renewal or replacement policies shall be delivered by Tenant to Landlord at least ten (10) days after the expiration of the policies.
          (d) By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed a limitation on or transfer of Tenant’s liability under the indemnities granted to Landlord in this contract.
          (e) All rights that inure to the benefit of the Landlord shall not be prejudiced by the expiration of the Lease.
          (f) Tenant may satisfy the limits of liability required herein with a combination of umbrella and/or excess policies of insurance where applicable, provided that such policies comply with all of the provisions hereof (including, without limitation, with respect to scope of coverage and naming of the Insured Parties as additional insureds).
     Section 11.2 Waiver of Subrogation. Landlord and Tenant shall have no liability to one another, or to any insurer, by way of subrogation or otherwise, on account of any loss or damage to their respective property, the Premises or its contents or the Building, regardless of whether such loss or damage is caused by the negligence of Landlord or Tenant, arising out of any of the perils or casualties insured against by the property insurance policies carried, or required to be carried, by the parties

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pursuant to this Lease, but only to the extent covered by such insurance policies carried, or required to be carried, by the parties pursuant to this Lease. In addition, Landlord and Tenant shall have no liability to one another for any deductible amount carried under any policy. The insurance policies obtained by Landlord and Tenant pursuant to this Lease, shall permit waivers of subrogation which the insurer may otherwise have against the non-insuring party. In the event the policy or policies do not include blanket waiver of subrogation prior to loss, either Landlord or Tenant shall, at the request of the other party, arrange and deliver to the requesting party a waiver of subrogation endorsement in such form and content as may reasonably be required by the requesting party or its insurer. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Above Building Standard Installations, (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.
     Section 11.3 Restoration
          (a) If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord, to substantially the condition of the Premises prior to the damage, but Landlord shall have no obligation to repair or restore (i) Tenant’s Property or (ii) except as provided in Section 11.3(b), any Above Building Standard Installations. So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.3, and provided Tenant timely delivers to Landlord either Tenant’s Restoration Payment (as hereinafter defined) or the Restoration Security (as hereinafter defined) or Tenant expressly waives any obligation of Landlord to repair or restore any of Tenant’s Above Building Standard Installations, then until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible ) and is not used by Tenant bears to the total area of the Premises.
          (b) As a condition precedent to Landlord’s obligation to repair or restore any Above Building Standard Installations, Tenant shall (i) pay to Landlord upon demand a sum (“Tenant’s Restoration Payment”) equal to the amount, if any, by which (A) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations and Initial Installations in the Premises to their condition prior to the damage, exceeds (B) the cost of restoring the Premises with Building Standard Installations, or (ii) furnish to Landlord security (the “Restoration Security”) in form and amount reasonably acceptable to Landlord to secure Tenant’s obligation to pay all costs in excess of restoring the Premises with Building Standard Installations. If Tenant shall fail to deliver to Landlord either (1) Tenant’s Restoration Payment or the Restoration Security, as applicable, or (2) a waiver by Tenant, in form satisfactory to Landlord, of all of Landlord’s obligations to repair or restore any of the Above Building Standard Installations, in either case within 30 days after Landlord’s demand therefor, Landlord shall have no obligation to restore any Above Building Standard Installations and Tenant’s abatement of Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall cease when the restoration of the Premises (other than any Above Building Standard Installations) is Substantially Complete.
     Section 11.4 Landlord’s Termination Right. Notwithstanding anything to the contrary contained in Section 11.3, (a) if the Premises are totally damaged or are rendered wholly untenantable, (b) if the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable), or (c) if the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies, then in any of such events, Landlord may, not later than 60 days following the date of the damage, terminate this Lease by notice to Tenant. If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

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     Section 11.5 Tenant’s Termination Right. If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within 60 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises (excluding any Above Building Standard Installations) shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than 9 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than 30 days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.4.
     Section 11.6 Final 18 Months. Notwithstanding anything to the contrary in this Article 11, if any material damage to the Premises occurs during the final 18 months of the Term and the damage cannot be repaired within 90 days from the date of such damage, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice.
     Section 11.7 Landlord’s Liability. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of casualty insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.
ARTICLE 12
EMINENT DOMAIN
     Section 12.1 Taking.
          (a) Total Taking. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date.
          (b) Partial Taking. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the date of the vesting of title, Fixed Rent and Tenant’s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.
          (c) Landlord’s Termination Right. Whether or not the Premises are affected, Landlord may, by notice to Tenant, within 60 days following the date upon which Landlord receives notice of the Taking of all or a substantial portion of the Real Property, the Building or the Premises, terminate this Lease.

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          (d) Tenant’s Termination Right. If the part of the Real Property so Taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an award, shall, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and any Above Building Standard Installations.
          (e) Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.
     Section 12.2 Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property or Above Building Standard Installations included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.
     Section 12.3 Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.
ARTICLE 13
ASSIGNMENT AND SUBLETTING
     Section 13.1 Consent Requirements.
          (a) No Transfers. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void. If Tenant desires to install any multi-tenant corridors to facilitate subleasing to more than one subtenant per floor, Tenant shall be responsible, at its sole cost and expense, for restoring the Premises to the condition existing as of the Effective Date upon the expiration or earlier termination of this Lease.
          (b) Collection of Rent. If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), then, at anytime Tenant is in monetary default, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the

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performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.
          (c) Further Assignment/Subletting. Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others without Landlord’s consent as required pursuant to this Article 13.
     Section 13.2 Tenant’s Notice. If Tenant desires to assign this Lease or sublet all or any portion of the Premises (sometimes referred to herein as a “Transfer”), Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date of such sublease and the rent per rentable square foot Tenant will ask for such portion of the Premises (“Tenant’s Asking Rate”). Such notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, (1) if the proposed transaction is a sublease for the remainder of the Term, to terminate this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 10 Business Days after delivery of Tenant’s notice. If Landlord exercises its option to terminate this Lease with respect to all or a portion of the Premises, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant or to any other party. Tenant shall pay all costs to make the Partial Space a self-contained rental unit and to install any required Building corridors.
     Section 13.3 Conditions to Assignment/Subletting.
          (a) If Landlord does not exercise Landlord’s option provided under Section 13.2, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or denied within 10 Business Days after delivery to Landlord of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant (“Transferee”), the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the Transferee, including its most recent financial statements, (iii) all of the terms of the proposed Transfer and the consideration therefor, together with a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, and (iv) any other information Landlord may reasonably request, provided that:
               (i) in Landlord’s reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building;
               (ii) the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;
               (iii) Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any

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investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent, which costs shall not exceed $1,500;
               (iv) the proposed Transfer is either a sublease or a non-collateral complete assignment;
               (v) the proposed Transfer would not cause Landlord to be in violation of any Requirements or any other lease, or agreement to which Landlord is a party and would not give a tenant of the Real Property a right to cancel its lease;
               (vi) the Transferee shall not be either a governmental agency or an instrumentality thereof, nor shall the Transferee be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the County of San Mateo, and State of California; and
               (vii) Landlord has received assurances acceptable to Landlord in its reasonable discretion that all past due amounts owing from Tenant to Landlord, if any, will be paid and all defaults on the part of Tenant, if any, will be cured prior to the effective date of the proposed Transfer.
     The parties hereby agree, without limitation as to other reasonable grounds for withholding consent, that it shall be reasonable under this Lease and under applicable law for Landlord to withhold consent to any proposed Transfer based upon any of the foregoing criteria.
          (b) With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:
               (i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;
               (ii) no sublease shall be for a term ending later than the Expiration Date;
               (iii) no Transferee shall take possession of any part of the Premises until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Section 13.4(a); and
               (iv) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease or which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the sublet space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 13.3(b)(iv) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment

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     Section 13.4 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant and any guarantor shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.
     Section 13.5 Profits. If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within 60 days of Landlord’s consent to such assignment or sublease (or if such assignment or sublease is permitted hereunder without Landlord’s prior consent, within 60 days of the effective date of such assignment or sublease), deliver to Landlord a list of Tenant’s reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction, and the amount of any tenant improvement allowances, leasing commissions, free rent and other reasonable concessions as may be granted by Tenant, and in the case of any sublease, any actual costs incurred by Tenant in separately demising the sublet space (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee; provided, however, that Transaction Costs shall not include any rent paid by Tenant to Landlord, including with respect to the period Tenant is marketing the Premises or any portion thereof for sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:
          (a) In the case of an assignment, on the effective date of the assignment, 50% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including key money, bonus money and any sums paid for services rendered by Tenant to the Transferee in excess of fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or
          (b) In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent accruing during the term of the sublease in respect of the sublet space (together with any sums paid for services rendered by Tenant to the Transferee in excess of fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.
     The amount payable under this Section 13.7 with respect to any particular Transfer is sometimes referred to herein as the “Transfer Premium.” Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.
     Section 13.6 Transfers.
          (a) Related Entities. If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant or of all or substantially all of the assets of Tenant (collectively, “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Article the term “transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results

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in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date (y) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant’s net assets, and (z) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions or the merger, consolidation or conversion of Tenant into or with another business entity. The provisions of Sections 13.1 and 13.2 shall not apply to transactions with a business entity into or with which Tenant is merged, consolidated or converted or to which all or substantially all of Tenant’s assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied (and excluding goodwill, organization costs and other intangible assets) that is sufficient to meet the obligations of Tenant under this Lease and is at least equal to the net worth of Tenant immediately prior to such merger, consolidation, conversion or transfer, (iii) proof reasonably satisfactory to Landlord of such net worth is delivered to Landlord at least 10 days prior to the effective date of any such transaction (unless such disclosure is prohibited by law), (iv) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such transfer, all the obligations of Tenant under this Lease, (v) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease, and (vi) such transfer does not cause Landlord to be in default under any existing lease at the Real Property. Tenant may also, upon prior notice to Landlord and without Landlord’s consent, assign to or permit any business entity which controls, is controlled by, or is under common control with the original Tenant (a “Related Entity”) to sublet all or part of the Premises for any Permitted Uses, provided the Related Entity is of a character and engaged in a business which is in keeping with the standards for the Building and for so long as such entity remains a Related Entity. The provisions of Sections 13.1 and 13.2 shall not apply to an assignment or sublease to a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than 50% of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 13.6 if an Event of Default by Tenant exists under this Lease.
          (b) Applicability. The limitations set forth in this Section 13.6 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.6 shall be a transfer in violation of Section 13.1.
          (c) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building or its affiliate agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof.
     Section 13.7 Assumption of Obligations. No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the Transferee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.
     Section 13.8 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

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     Section 13.9 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.
     Section 13.10 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.
ARTICLE 14
ACCESS TO PREMISES
     Section 14.1 Landlord’s Access
          (a) Landlord, Landlord’s agents and utility service providers servicing the Building may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14.
          (b) Landlord and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral) except in the case of emergency (in which event no notice shall be required), and subject to Tenant’s reasonable security precautions and the right of Tenant to accompany Landlord at all times, to examine the Premises (excluding Tenant’s vaults and safes, or special security areas, designated in advance), to show the Premises to prospective purchasers, Mortgagees, or tenants and their respective agents and representatives or others and to perform Work of Improvement to the Premises or the Building. In addition, Landlord’s janitorial provider and day porters shall have the right to access the Premises, at all reasonable times and without notice to Tenant in accordance with the terms of this Lease, in order to provide the services as described in 9.
          (c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all

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space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems, Building facilities and Common Areas are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.
     Section 14.2 Building Name. Landlord has the right at any time to change the name, number or designation by which the Building is commonly known.
     Section 14.3 Light and Air. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Work of Improvement, any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.
ARTICLE 15
DEFAULT
     Section 15.1 Tenant’s Defaults. Each of the following events shall be an “Event of Default” hereunder:
          (a) Tenant fails to pay within three (3) business days of written notice that any installment of Rent has not been paid when due; or
          (b) Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than 30 days (or 3 Business Days with respect to a failure under Article 3, Article 9 or Section 26.10) after notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3, Article 9 or Section 26.10) is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed within 90 days; or
          (c) if Landlord applies or retains any part of the Security Deposit held by it hereunder, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or if Landlord draws on any Letter of Credit (as hereinafter defined) in part or in whole, and Tenant fails to provide Landlord with a replacement Letter of Credit, within 5 days after notice by Landlord to Tenant stating the amount applied, retained or drawn, as applicable; or
          (d) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or
          (e) A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof.

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     The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.
     Section 15.2 Landlord’s Remedies
          (a) Upon the occurrence of an Event of Default, Landlord, at its option, and without limiting the exercise of any other right or remedy Landlord may have on account of such Event of Default, and without any further demand or notice, may give to Tenant 3 days’ notice of termination of this Lease, in which event this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such 3 day period with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15, and/or, to the extent permitted by law, Landlord may remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.
          (b) If Landlord elects to terminate this Lease, pursuant to Section 1951.2 of the California Civil Code, Landlord shall be entitled to recover from Tenant the aggregate of:
                    (i) The worth at the time of award of the unpaid rent earned as of the date of the termination hereof;
                    (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after the date of termination hereof until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
                    (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
                    (iv) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and
                    (v) Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant’s default.
     For the purposes of this Section 15.2(b), “rent” shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, the “time of award” shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such Event of Default is entered or such earlier date as the court may determine; the “worth at the time of award” of the amounts referred to in Sections 15.2(b)(i) and 15.2(b)(ii) shall be computed by allowing interest on such amounts at the Interest Rate; and the “worth at the time of award” of the amount referred to in Section 15.2(b)(iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1% per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law.
     Section 15.3 Recovering Rent as It Comes Due. Upon any Event of Default, in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. Such remedy may be exercised by Landlord without

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prejudice to its right thereafter to terminate this Lease in accordance with the other provisions contained in this Article 15. Landlord’s reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet, the Premises, or any portion thereof, or the appointment of a receiver upon Landlord’s initiative to protect Landlord’s interest under this Lease shall not terminate Tenant’s right to possession of the Premises or any portion thereof and, until Landlord elects to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder. Nothing in this Article 15 shall be deemed to affect Landlord’s right to indemnification, under the indemnification clauses contained in this Lease, for Losses arising from events occurring prior to the termination of this Lease.
     Section 15.4 Reletting on Tenant’s Behalf. If Tenant abandons the Premises or if Landlord elects to reenter or takes possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by Requirements, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all Rent as it becomes due pursuant to Section 15.3 and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any Work of Improvement to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact, which appointment shall be deemed coupled with an interest and shall be irrevocable, for purposes of reletting the Premises pursuant to the immediately preceding sentence. If Landlord elects to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:
          (a) First, to reimburse Landlord for the costs and expenses of such reletting (including costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord maintains and operates the Premises, the costs thereof) and necessary or reasonable Work of Improvement.
          (b) Second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder.
          (c) Third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.
     Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within 5 days of delivery of notice thereof to Tenant, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.
     Section 15.5 General
          (a) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord’s right to exercise any other right or remedy including any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.
          (b) If, after Tenant’s abandonment of the Premises, Tenant leaves behind any of Tenant’s Property, then Landlord shall store such Tenant’s Property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant’s payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant’s Property within the period permitted by law, Landlord may sell such Tenant’s Property in accordance with law and apply the

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proceeds of such sale to any sums due and owing hereunder, or retain said Property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such Property.
          (c) To the extent permitted by law, Tenant hereby waives all provisions of, and protections under, any Requirement to the extent same are inconsistent and in conflict with specific terms and provisions hereof.
     Section 15.6 Interest. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Premises. Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to 5% of such amount shall be assessed; provided, however, that on 2 occasions during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of 5 days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease..
     Section 15.7 Other Rights of Landlord. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than 5 days after notice from Landlord to Tenant demanding the payment of such arrears.
ARTICLE 16
LANDLORD’S RIGHT TO CURE; FEES AND EXPENSES
     If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after 10 days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises or as a result of any default by Tenant under this Lease, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease, attributable directly to Tenant’s use and occupancy of the Premises or presence at the Building, or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within 10 Business Days after receipt of Landlord’s invoice for such amount.

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ARTICLE 17
NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL
     Section 17.1 No Representations. Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.
     Section 17.2 Intentionally Deleted.
     Section 17.3 Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.
ARTICLE 18
END OF TERM
     Section 18.1 Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and Specialty Alterations.
     Section 18.2 Holdover Rent. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to the greater of (i) 1.5 times the Fixed Rent payable under this Lease for the last full calendar month of the Term, and (ii) the rate Landlord is then asking for comparable space in the Building (or if no comparable space is then available, the fair market rental value of the Premises as reasonably determined by Landlord, (b) be liable to Landlord for (1) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (2) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.

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ARTICLE 19
QUIET ENJOYMENT
     Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease.
ARTICLE 20
NO SURRENDER; NO WAIVER
     Section 20.1 No Surrender or Release. No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, except the tender of the keys and tender of possession if Landlord has sought for possession under a three day notice to pay rent or quit or sued in unlawful detainer, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.
     Section 20.2 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.
ARTICLE 21
WAIVER OF COUNTERCLAIM
     If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.
ARTICLE 22
NOTICES
     Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, or to such other address(es) as Landlord or Tenant may designate as its new address(es) for such purpose by

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notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or 3 Business Days after it shall have been mailed as provided in this Article 22, whichever is earlier.
ARTICLE 23
RULES AND REGULATIONS
     All Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time. Landlord reserves the right, from time to time, to adopt reasonable additional Rules and Regulations and to reasonably amend the Rules and Regulations then in effect. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce the Rules or Regulations against Tenant in a non-discriminatory fashion.
ARTICLE 24
BROKER
     Landlord has retained Landlord’s Broker as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord’s Broker. Landlord’s Broker shall be solely responsible for the payment of any commissions due Tenant’s Broker in connection with this Lease. Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Broker and Tenant’s Broker. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Broker and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.
ARTICLE 25
INDEMNITY
     Section 25.1 Waiver of Liability. Neither Landlord nor any of its Indemnitees shall be liable or responsible in any way for, and Tenant hereby waives all claims against the Indemnitees with respect to or arising out of (a) any death or any injury of any nature whatsoever that may be suffered or sustained by Tenant or any employee, licensee, invitee, guest, agent or customer of Tenant or any other person, from any causes whatsoever except to the extent such injury or death is caused by the gross negligence or willful misconduct of the Indemnitees; or (b) any loss or damage or injury to any property outside or within the Premises belonging to Tenant or its employees, agents, customers, licensees, invitees, guests or any other person; except to the extent such injury or damage is to property not covered by insurance carried (or required to be carried) by Tenant and is caused by the gross negligence or willful misconduct of the Indemnitees. Subject to the foregoing, none of the Indemnitees shall be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike,

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insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building. In addition, none of the Indemnitees shall be liable for any loss or damage for which Tenant is required to insure, nor for any loss or damage resulting from any construction, alterations or repair.
     Section 25.2 Tenant’s Indemnity. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Except to the extent of any such injury or damage resulting from the negligence or willful misconduct of Landlord or Landlord’s agents or employees, Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims (i) against the Indemnitees arising from any act, omission or negligence of any Tenant Party, (ii) against the Indemnitees arising from any accident, injury or damage to any person or to the property of any person and occurring in or about the Premises during the Term hereof, and (iii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.
     Section 25.3 Landlord’s Indemnity. Landlord shall indemnify, defend and hold harmless Tenant from and against all Losses incurred by Tenant arising from any accident, injury or damage to any person or the property of any person in or about the Common Areas (specifically excluding the Premises) to the extent attributable to the gross negligence or willful misconduct of Landlord or its employees or agents.
     Section 25.4 Defense and Settlement. If any claim, action or proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld (attorneys for Tenant’s insurer shall be deemed approved for purposes of this Section 25.4). Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Tenant’s liability insurance carried under Section 11.1 for such claim and Tenant shall pay the reasonable fees and disbursements of such attorneys. If Tenant fails to diligently defend or if there is a legal conflict or other conflict of interest, then Landlord may retain separate counsel at Tenant’s expense. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.
ARTICLE 26
MISCELLANEOUS
     Section 26.1 Delivery. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.
     Section 26.2 Transfer of Real Property. Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a “Landlord Transfer”) by such Landlord (or upon any subsequent landlord after the Landlord Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Landlord Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after

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the date of the Landlord Transfer, and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of the Landlord Transfer.
     Section 26.3 Limitation on Liability. The liability of Landlord for Landlord’s obligations under this Lease and any other documents executed by Landlord and Tenant in connection with this Lease (collectively, the “Lease Documents”) shall be limited to Landlord’s interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under the Lease Documents or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under the Lease Documents.
     Section 26.4 Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.
     Section 26.5 Entire Document. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.
     Section 26.6 Governing Law. This Lease shall be governed in all respects by the laws of the State of California.
     Section 26.7 Unenforceability. If any provision of this Lease, or its application to any person or entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or entity or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.
     Section 26.8 Lease Disputes
          (a) Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of California or the United States District Court for the Northern District of California and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.
          (b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.
     Section 26.9 Estoppel. Within 10 Business Days following request from Landlord, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if

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modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional Rent then payable, (c) stating whether or not, to the best of Tenant’s knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the Security Deposit, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord. Tenant acknowledges that any statement delivered pursuant to this Section 26.9 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord’s interest in the Real Property or the Building, or by any Mortgagee, or assignee thereof.
     Section 26.10 Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.
     Section 26.11 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.
     Section 26.12 Memorandum of Lease. This Lease shall not be recorded; however, at Landlord’s request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording and Landlord may record the memorandum. Within 10 days after the end of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the memorandum of record.
     Section 26.13 Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.
     Section 26.14 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.
     Section 26.15 Code Waivers. Tenant hereby waives any and all rights under and benefits of SubSection 1 of Section 1931, 1932, Subdivision 2, 1933, Subdivision 4, 1941, 1942 and 1950.7 (excluding 1950.7(b)) (providing that a Landlord may only claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises) of the California Civil Code, Section 1265.130 of the California Code of Civil Procedure (allowing either party to petition a court to terminate a lease in the event of a partial taking), and Section 1174(c) of the California Code of Civil Procedure and Section 1951.7 of the California Civil Code (providing for Tenant’s right to satisfy a judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises), and any similar law, statute or ordinance now or hereinafter in effect.
     Section 26.16 Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the presence or potential presence of certain Hazardous Materials. Accordingly, Tenant is hereby advised that occupation of the Premises and use of the common areas of the Real Property may

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lead to exposure to Hazardous Materials such as, but not limited to, gasoline, diesel and other vehicle fluids, vehicle exhaust, office maintenance fluids, tobacco smoke, and building materials containing chemicals, such as formaldehyde. In addition, California’s Proposition 65, Health and Safety Code Section 25249.6 et. seq., requires notice that some of these Hazardous Materials are known by the State of California to cause cancer or reproductive harm. By execution of this Lease, Tenant acknowledges that the notices and warnings set forth above satisfy the requirements of California Health and Safety Code Sections 25249.6 et. seq., 25359.7 and 25915.5 et. seq., and any related and/or successor statues.
     Section 26.17 Inability to Perform. This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.
ARTICLE 27
LETTER OF CREDIT
     Section 27.1 Form of Letter of Credit; Letter of Credit Amount. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any breach or default by Tenant under this Lease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), in the form attached hereto as Exhibit I and containing the terms required herein, payable in the City of San Francisco or Counties of San Mateo or Santa Clara, California, running in favor of Landlord and issued by solvent, nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the amount $917,011.20 (the “Letter of Credit Amount”). Landlord hereby approves Bank of America, Wells Fargo and JP Morgan/Chase as issuers of the Letter of Credit. The Letter of Credit shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period from the Commencement Date and continuing until the fourth anniversary of the Commencement Date (the “LC Expiration Date”), (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993 Revisions) International Chamber of Commerce Publication #500. The form and terms of the Letter of Credit and the bank issuing the same (the “Bank”) shall be acceptable to Landlord, in Landlord’s sole discretion. Landlord shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) such amount is due to Landlord under the terms and conditions of this Lease, or (2) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (3) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (4) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the LC Expiration Date. The Letter of Credit will be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the Letter of Credit.
     Section 27.2 Transfer of Letter of Credit by Landlord. The Letter of Credit shall also provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord, without any further agreement between the parties, shall be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications,

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documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.
     Section 27.3 Maintenance of Letter of Credit by Tenant. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 27, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 15.1 of this Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than 90 days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 27, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Article 27, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within 30 days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
     Section 27.4 Landlord’s Right to Draw Upon Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any material breach or default on the part of Tenant under this Lease. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have

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any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.
     Section 27.5 Letter of Credit Not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
ARTICLE 28
PARKING
     Tenant shall have the right to use, without any additional cost or charge therefor, commencing on the Commencement Date, up to 4.3 non-transferable parking passes for each 1,000 rentable square foot of the Premises, which parking passes shall pertain to the Project Parking Facilities (as hereinafter defined). “Project Parking Facilities” shall mean, collectively, the subterranean garage located within the Building, the surface lot (as more particularly described on the Site Plan) and Parking Structure B (as more particularly described on the Site Plan). Of Tenant’s total of 352 parking passes, 52 (comprising a combination of regular and compact stalls) may be used within the subterranean garage located within the Building. If Landlord determines that Tenant is parking more cars in the subterranean garage than permitted hereunder, then Landlord, upon notice to Tenant shall have the right to revoke Tenant’s rights to park within such subterranean garage. The balance shall be used on the surface lot or in Parking Structure B. Access to the subterranean spaces shall be by key card and there shall be no reserved spaces designated for Tenant. Landlord may charge Tenant a reasonable fee to replace any such key cards that are lost or damaged. Tenant’s continued right to use the parking passes is conditioned upon Tenant’s abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the Project Parking Facilities, including any sticker or other identification system established by Landlord of the operator of the Project Parking Facilities, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project Parking Facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project Parking Facilities (or any portion thereof) for purposes of facilitating any such construction, alteration or improvements, so long as adequate parking is provided for Tenant’s use. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all of the rights of control attributed hereby to Landlord. The parking passes granted to Tenant pursuant to this Article 28 are provided to Tenant solely for use by tenant’s own personnel, and except in connection with an assignment of Tenant’s interest in this Lease (including to a Permitted Assignee) or a sublease of all or any portion of the Premises, in each case made in accordance with the applicable terms and conditions of Article 13 above, such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior written approval.

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ARTICLE 29
FURNITURE
     Notwithstanding anything in this Lease to the contrary, during the Term Landlord shall provide Tenant with access to and shall permit Tenant the use of (at no additional cost therefore) certain items of office furniture and other items of personal property in the Premises (collectively, the “Office Furniture”), as described in more detail in the Furniture Inventory attached hereto as Exhibit H and incorporated herein by reference. Tenant shall accept the Office Furniture in its presently existing, AS IS condition as of the Commencement Date, and Tenant shall be responsible, at Tenant’s sole cost and expense, for all maintenance and repair of the Office Furniture, normal wear and tear excepted. Tenant acknowledges and agrees that it shall be responsible for installing its own telephone system (together with all handsets) within the Premises. Upon the expiration or earlier termination of this Lease, (i) the Office Furniture shall remain the sole property of Landlord, and (ii) Tenant shall surrender possession of the Office Furniture, reasonable wear and tear excepted. In addition, upon the expiration or earlier termination of this Lease, in the event any items of Office Furniture are missing or damaged, Tenant shall, at its sole cost and expense, repair or replace, respectively, such items of the Office Furniture. Tenant shall be responsible for insuring the Office Furniture during the Term.
ARTICLE 30
RENEWAL TERM
     Section 30.1 Renewal Term. Tenant shall have the right to renew the Term for all of the Premises for (x) one renewal term of 24 months (the “First Renewal Term”) which shall commence on the day following the expiration of the initial Term and end on the second anniversary of the Expiration Date, unless the First Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise; and (y) provided that Tenant timely exercised its option for the First Renewal Term and, subject to Landlord’s recapture right as hereinafter provided, a second renewal term of 36 months (the “Second Renewal Term” and, jointly with the First Renewal Term, a “Renewal Term”), unless the Second Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Renewal Term shall commence only if (a) Tenant shall have notified Landlord in writing of Tenant’s exercise of each such renewal right not earlier than nine months and not later than one year prior to then scheduled Expiration Date, and (b) at the time of the exercise of such right and immediately prior to the Expiration Date, no event of Default shall have occurred and be continuing hereunder. Time is of the essence with respect to the giving of the notice of Tenant’s exercise of the renewal option. Each Renewal Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant, except that the Fixed Rent (as defined in Section 1.1) shall be determined as provided in Section 30.2 and, upon the exercise of the renewal right respecting the Second Renewal Term, Tenant shall have no further right to renew the Term. Upon the commencement of each Renewal Term, (A) the applicable Renewal Term shall be added to and become part of the Term (but shall not be considered part of the initial Term), (B) any reference to “this Lease”, to the “Term”, the “term of this Lease” or any similar expression shall be deemed to include the applicable Renewal Term, and (C) the expiration of the subject Renewal Term shall become the Expiration Date. Notwithstanding anything set forth in this Section 30.1 to the contrary, Landlord shall have the right, within 10 Business Days of receipt of Tenant’s exercise notice with respect to the Second Renewal Term, and by written notice to Tenant, to elect to recapture the Premises for its own use and enjoyment as of the end of the First Renewal Term.
     Section 30.2 Renewal Term Rent. If the Term shall be renewed as provided in Section 33.1, the annual Fixed Rent payable during the Renewal Term shall be equal to 95% of the annual fair market rental value of the Premises (the “Fair Market Value”) as of the day immediately following the expiration of the initial Term, or the expiration of the First Renewal Term, as the case may be (in each case, the “Calculation Date”). Any dispute between the parties as to the annual fair market rental value shall be resolved by arbitration as provided in Section 30.3 hereof. Within 30 days following Landlord’s receipt of each applicable Exercise Notice, Landlord shall advise Tenant in writing of Landlord’s determination of

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Fair Market Value (the “Rent Notice”). Within 30 days of Tenant’s receipt of Landlord’s Rent Notice, Tenant shall advise Landlord in writing whether Tenant accepts Landlord’s determination of Fair Market Value or elects to have the determination of Fair Market Value be resolved by arbitration as provided in Section 30.3 hereof. Tenant’s failure to so advise Landlord of its election within such 30-day period shall constitute Tenant’s rejection of Landlord’s determination of Fair Market Value. If the Fixed Rent payable during each Renewal Term has not been determined prior to the commencement thereof, Tenant shall pay Fixed Rent in an amount equal to the fair market rental value for the Premises as determined by Landlord (the “Interim Rent”). Upon final determination of the Fixed Rent for each Renewal Term, Tenant shall commence paying such Fixed Rent as so determined, and within 10 days after such determination Tenant shall pay any deficiency in prior payments of Fixed Rent or, if the Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.
     Section 30.3 Arbitration. If Tenant shall dispute or is deemed to dispute Landlord’s determination of Fair Market Value pursuant to Section 30.2, Tenant shall give notice to Landlord of such dispute within 10 days of Tenant’s receipt of Landlord’s determination, and such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. The arbitrator shall be impartial and shall have not less than 10 years’ experience in the County of San Mateo in a calling related to the leasing of commercial office space in Comparable Buildings, and the fees of the arbitrator shall be shared by Landlord and Tenant. Within 15 days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the Fair Market Value of the Premises for the Renewal Term, together with such information on comparable rentals and such other evidence as such party shall deem relevant. The arbitrator shall, within 30 days following such hearing and submission of evidence, render his or her decision by selecting the determination of Fair Market Value submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the Fair Market Value of the Premises for the Renewal Term. The arbitrator shall have no power or authority to select any Fair Market Value other than a Fair Market Value submitted by Landlord or Tenant, and the decision of the arbitrator shall be final and binding upon Landlord and Tenant.
ARTICLE 31
SECURITY DEPOSIT
     Section 31.1 Security Deposit. In addition to delivery of the Letter of Credit, Tenant shall also deposit the Security Deposit with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease.
     Section 31.2 Application of Security. If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, or (b) Tenant fails to make any installment of Rent as and when due, Landlord may apply or retain the whole or any part of the Security Deposit, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code

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(except 1950.7(b)), any successor statue, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (A) establishes the time frame by which a landlord must refund a security deposit under a lease, or (B) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that that (I) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Section 31.2, above, and (II) rather than be so limited, Landlord may claim from the Security Deposit (2) any and all sums expressly identified in this Article 31, above, and (1) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.
     Section 31.3 Transfer. Upon a sale or other transfer of the Real Property or the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Security Deposit to its transferee or lender. Tenant shall look solely to the new landlord or lender for the return of such Security Deposit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:		TENANT

FRANKLIN TEMPLETON COMPANIES, LLC,		DemandTec, Inc.

a Delaware limited liability company		A Delaware corporation

By:	/s/ Les M. Kratter	By:	/s/ Mark A. Culhane

	Its: Senior Vice President		Its: EVP & CFO

		By:	/s/ Michael J. McAdam

Its: General Counsel

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EXHIBIT A-1
Floor Plan of the Second Floor
The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

EXHIBIT A-1
(1)

EXHIBIT A-2
Floor Plan of the Third Floor
The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

EXHIBIT A-2
(1)

EXHIBIT A-3
Site Plan

EXHIBIT A-3
(1)

EXHIBIT B
Definitions
     Above Building Standard Installations: Any Alterations or improvements to the Premises to the extent such Alterations or improvements exceed Building Standard Installations.
     Base Rate: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).
     Building Standard Installations: The type of leasehold improvements typically performed by Landlord in connection with the initial occupancy of tenants in the Building.
     Building Systems: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants, sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises).
     Business Days: All days, excluding Saturdays, Sundays and Observed Holidays.
     Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended.
     Common Areas: The lobby, plaza and sidewalk areas, parking facilities and other similar areas of general access and the areas on individual multi-tenant floors in the Building devoted to corridors, elevator lobbies, restrooms, and other similar facilities serving the Premises.
     Comparable Buildings: First-class office buildings of comparable age and quality in the cities of San Mateo and Foster City, California.
     Governmental Authority: The United States of America, the City of San Mateo, County of San Mateo, or State of California, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property.
     Hazardous Materials: Any substances, materials or wastes currently or in the future deemed or defined in any Requirement as “hazardous substances,” “toxic substances,” “contaminants,” “pollutants” or words of similar import.
     HVAC System: The Building System designed to provide heating, ventilation and air conditioning.
     Indemnitees: Landlord and its respective direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives. Indemnitees shall expressly be deemed to include Franklin Resources, Inc., a Delaware corporation.
     Lease Year: The first Lease Year shall commence on the Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Commencement Date occurs. Each succeeding Lease Year shall commence on the day following the

EXHIBIT B
(1)

end of the preceding Lease Year and shall extend for 12 consecutive months; provided, however, that the last Lease Year shall expire on the Expiration Date.
     Losses: Any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.
     Mortgage(s): Any mortgage, trust indenture or other financing document which may hereafter affect the Premises, the Real Property, the Building, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.
     Mortgagee(s): Any mortgagee, trustee or other holder of a Mortgage.
     Observed Holidays: New Years Day, Martin Luther King Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, plus such other days as are then observed by the New York Stock Exchange as holidays.
     Ordinary Business Hours: 7:00 a.m. to 6:00 p.m. on Business Days.
     Prohibited Use: Any use or occupancy of the Premises that in Landlord’s reasonable judgment would: (a) cause damage to the Building or any equipment, facilities or other systems therein, beyond normal wear and tear; (b) materially impair the appearance of the Building; (c) materially interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) materially and adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (e) violate the certificate of occupancy issued for the Premises or the Building; (f) materially and adversely affect the first-class image of the Building or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Building. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines (provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain) and/or warming kitchens installed for the use of Tenant’s employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a school or classroom (except for employee or customer training); (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xii) the rendering of medical, dental or other therapeutic or diagnostic services; or (xiii) any illegal purposes or any activity constituting a nuisance.
     Real Property: The Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, air rights, development rights, parking rights, skywalks, parking garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, apparatus, systems and equipment, furniture and other personal property located thereon or therein and used in connection therewith. Landlord reserves the right to make alterations or additions to

EXHIBIT B
(2)

or to change the location of elements of the Property. Landlord shall have the right from time to time, in Landlord’s sole discretion, to designate those portions of the Real Property to be provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Real Property (such areas, together with such other portions of the Real Property designated by Landlord, in its sole discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “common areas”).
     Requirements: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including the Americans With Disabilities Act, 42 U.S.C. §12101 (et seq.), and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters and landmarks protection, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Premises, and (iv) utility service providers.
     Rules and Regulations: The rules and regulations annexed to and made a part of this Lease as Exhibit F, as they may be modified from time to time by Landlord.
     Specialty Alterations: Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character. All Specialty Alterations are Above-Building Standard Installations.
     Substantial Completion: As to any construction performed by any party in the Premises, “Substantial Completion” or “Substantially Completed” means that such work has been completed, as reasonably determined by Landlord’s architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant’s use of the Premises or which in accordance with good construction practices should be completed after the completion of other work in the Premises or Building.
     Tenant Delay: Any action or inaction by Tenant, which actually delays Landlord in fulfilling any of Landlord’s obligations under this Lease.
     Tenant Party: Tenant and any subtenants or occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees.
     Tenant’s Property: Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without substantial damage to the Building.
      Unavoidable Delays: Landlord’s inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord’s inability to supply or delay in supplying any equipment or fixtures, if Landlord’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord’s reasonable control, including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or other tenants, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty.

EXHIBIT B
(3)

EXHIBIT C
WORK LETTER
     1. General.
          (a) The purpose of this Work Letter is to set forth how the interior improvements in the Premises (the “Initial Installations”) are to be constructed, who will do the construction of the Initial Installations, who will pay for the construction of the Initial Installations, and the time schedule for completion of the construction of the Initial Installations. The Initial Installations shall comprise (i) reconfiguring the existing work stations in accordance with the Space Plans (as hereinafter defined); (ii) install (or otherwise provide) a data room consistent with the Space Plans; and (iii) performing such other improvements as Tenant may propose as hereinafter provided which may include, but not be limited to, wiring, data distribution, telecom and connections to the data room and QA Lab.
          (b) Except as defined in this Work Letter to the contrary, all terms utilized in this Work Letter shall have the same meaning as the defined terms in the Lease.
          (c) The terms, conditions and requirements of the Lease, except where clearly inconsistent or inapplicable to this Work Letter, are incorporated into this Work Letter.
          (d) Except for the Initial Installations to be constructed pursuant to this Agreement, Tenant accepts the Premises in its “as is” condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.
          (e) Attached hereto as Schedule “1” are certain preliminary space plans and cost estimates for the Initial Installations (the “Space Plans”) prepared by Merlyn Lunsford (the “Space Planner”). The Space Plans, once approved by Tenant, and shall be utilized by the Contractor in the performance of the Initial Installations.
     2. Construction Schedule and Procedures. Landlord shall arrange for the construction of the Initial Installations in accordance with the following schedule:
          (a) Landlord shall not be required to perform, and Tenant shall not request, work which would (i) require changes to structural components of the Building or the exterior design of the Building, (ii) require any material modification to the Building Systems or other Building installations outside the Premises, (iii) not comply with all applicable Requirements, or (iv) be incompatible with either the Certificate of Occupancy issued for the Building or the Building’s status as a first-class office building. Any changes required by any Governmental Authority affecting the construction of the Premises shall be performed by Landlord, at Tenant’s sole cost, and shall not be deemed to be a violation of the Space Plans or of any provision of this Work Letter, and shall be deemed automatically accepted and approved by Tenant. Landlord shall give notice to Tenant of any change in the Space Plans required by any Governmental Authority promptly after Landlord receives notice thereof.
          (b) After the Space Plans are approved by Tenant, Tenant shall not make any changes in the Space Plans without Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, provided that Landlord may, in the exercise of its sole and absolute discretion, disapprove any proposed changes adversely affecting the Building’s structure, Building (including Intrabuilding Network Telephone Cable), equipment, appearance or value of the Building.
          (c) As soon as reasonably possible following the Effective Date, Landlord shall enter into a contract (the “Contract”) with Devcon Construction to perform the Initial Installations (the “Contractor”). The Contractor shall be instructed to solicit bids from at least three subcontractors for all major trades associated with construction of the Initial Installations. The Contract shall provide for progress payments, and Tenant shall pay for the entire cost of the Initial Installations in excess of

EXHIBIT C
(1)

Landlord’s Contribution on or before the execution of the Contract. The cost of the Initial Installations shall include the cost of (i) all work performed by Landlord, Contractor, Architect or anyone else on behalf of Tenant, (ii) all materials and labor furnished on Tenant’s behalf, (iii) preparing the Space Plans, and (iv) any building permits and engineering fees.
          (d) Landlord shall then instruct the Contractor to build the Initial Installations indicated on the Space Plans as soon thereafter as reasonably possible, consistent with industry custom and procedure, at Tenant’s sole and entire cost, except for Landlord’s Contribution (“Landlord Work”).
          (e) Any revisions by Tenant of the Space Plans or Tenant’s request for materials, finishes or installations that are not readily available when required to be installed shall constitute “Tenant Delays.” In addition, Landlord shall have the right to stop construction if Tenant fails to pay such sums or otherwise materially defaults in the performance of its obligations under the Lease or this Agreement, and all such periods in which work has stopped or been suspended shall constitute “Tenant Delays.” If Tenant requests changes to the approved Space Plans, any delays reasonably caused thereby in substantially completing construction of the Initial Installations caused thereby shall also constitute Tenant Delays.
     3. Landlord’s Contribution. Landlord will pay an amount (“Landlord’s Contribution”) toward the cost of the planning, design and construction of the Initial Installations in an amount not to exceed $265,000.00. Landlord’s Contribution shall be payable solely on account of labor directly related to the Initial Installations and materials delivered to the Premises in connection with the Initial Installations, except that Tenant may apply Landlord’s Contribution to pay “soft costs”, consisting of architectural, consulting, engineering and legal fees, moving costs, signage and furniture and equipment (exclusive of computer equipment) acquired for use in the Premises, incurred in connection with the Initial Installations. Tenant shall not be entitled to receive any portion of Landlord’s Contribution not actually expended in the performance of the Initial Installations in accordance with this Work Letter, nor shall Tenant have any right to apply any unexpended portion of Landlord’s Contribution as a credit against Rent or any other obligation of Tenant under the Lease; provided, however, that if the entire Landlord’s Contribution has not been fully expended by the last day of the eighth month of the Term of the Lease, then Tenant may apply any unfunded balance toward the Fixed Rent payable for the ninth and, if applicable, tenth month, of the Term. If the cost of the planning, design and construction of the Initial Installations exceeds the sum of Landlord’s Contribution, the difference shall be borne by Tenant and paid by Tenant to Landlord at the time the Contract or any change order is signed.
     4. Change Orders. If Tenant requests any changes to the Space Plans, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not adversely affect the Building’s structure, Building systems (including Intrabuilding Network Telephone Cables), equipment, appearance or value, but, if such changes increase the cost of constructing the Initial Installations shown on the Space Plans, Tenant shall bear such costs and shall pay such estimated increased costs to Landlord at such time as the request is approved by Landlord. If the actual increased costs are greater than the estimated increased costs, Tenant shall pay the difference in increased costs to Landlord promptly upon demand therefor; similarly, if the actual increased costs are less than the estimated increased costs, Landlord shall credit the amount of such difference to Landlord’s Contribution. The costs charged by Landlord to Tenant caused by Tenant’s requesting changes to the Initial Installations or the Space Plans shall be equal to the sum of (a) the amount of money Landlord has to pay to cause the Initial Installations, as reflected by revised Space Plans, to be constructed above the costs that Landlord would have had to pay to cause the Initial Installations to be constructed if no changes had been made to the Space Plans (“Differential”), and (b) any cancellation fees, reshipping charges or any other similar costs incurred by Landlord in connection therewith. If such changes delay Landlord’s completion of the work shown on the Space Plans, then such delay shall constitute Tenant Delays. Any other actions of Tenant, or inaction by Tenant, which delays Landlord in completing the Initial Installations shown on such Space Plans shall also constitute Tenant Delays. The failure of Tenant to pay any amounts due hereunder within 10 days of the date such sums are due and payable shall constitute an Event of Default under the Lease after the notice set forth in Section 15.1(a). Whenever possible and practical, Landlord will utilize, for the construction of the Initial Installations, the items and materials designated in the Space Plans;

EXHIBIT C
(2)

provided, however, that whenever Landlord reasonably determines in its judgment that it is not practical or efficient to use such materials, Landlord shall have the right, upon receipt of Tenant’s consent, to substitute comparable items and materials. If Tenant refuses to grant such consent, and Landlord is reasonably delayed in causing the Premises, or any part thereof, to be Substantially Complete because of Tenant’s failure to permit the substitution of comparable items and materials, such delay shall constitute Tenant Delays.
     5. Entry by Tenant and Its Agents; Designation of Tenant’s Construction Agent. Except as hereinafter provided, neither Tenant nor its agents, employees, invitees or independent contractors shall enter the Premises during the performance of Landlord’s Work except the early access referenced in Section 2.2 of the Lease. Tenant hereby designates Vicky Ross as its authorized agent (“Tenant’s Construction Agent”) for the purpose of submitting to Landlord and authorizing any Change Orders and for the purpose of consulting with Landlord as to any and all aspects of Landlord’s Work. Tenant’s Construction Agent shall have the right to inspect the Premises during the course of Landlord’s Work provided Tenant’s Construction Agent shall make a prior appointment with Landlord and/or its contractor at a mutually convenient time.
If Tenant shall enter upon the Premises or any other part of the Building prior to the completion of Landlord’s Work, Tenant shall indemnify and save Landlord harmless from and against any and all Losses arising from or claimed to arise as a result of (i) any act, neglect or failure to act of Tenant or anyone entering the Premises or Building with Tenant’s permission, or (ii) any other reason whatsoever arising out of Tenant’s entry upon the Premises or Building.
     6. Substantial Completion. The term “Substantial Completion” means that Landlord has substantially completed the Initial Installations and other work it is obligated to perform pursuant to this Agreement, and that this work shall be deemed complete, notwithstanding the fact that minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant’s use of the Premises remain to be performed (items normally referred to as “punch-list” items). The Premises shall be deemed Substantially Complete even though certain other portions of the Building, which do not interfere with Tenant’s efficient conduct of its business, have not been fully completed, and even though Tenant’s furniture, furniture systems, telephones, telexes, telecopiers, photocopy machines, computers and other business machines or equipment have not been installed, the purchase and installation of which shall be Tenant’s sole responsibility. Subject to the correction by Landlord of the punch-list items, Tenant shall be obligated to accept the Premises at such time as the Premises are Substantially Complete so long as the Initial Installations are Substantially Complete.
     7. Miscellaneous.
          (a) Tenant agrees that, in connection with the Initial Installations and its use of the Premises prior to the commencement of the Term of the Lease, Tenant shall have those duties and obligations with respect thereto that it has pursuant to the Lease during the Term, except the obligation for payment of rent, and further agrees that, except where caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be liable in any way for injury, loss, or damage which may occur to any of the Initial Installations or installations made in the Premises, or to any personal property placed therein, the same being at Tenant’s sole risk.
          (b) Except as expressly set forth herein, Landlord has no other agreement with Tenant and Landlord has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of the Lease.
          (c) This Agreement shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or

EXHIBIT C
(3)

extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.
          (d) The failure by Tenant to pay any monies due Landlord pursuant to this Agreement within the time period herein stated shall be deemed a default under the terms of the Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent and Landlord, may, if it so elects, discontinue construction of the Initial Installations until all such sums are paid and Tenant has otherwise cured such default. All late payments shall bear interest pursuant to Section 16.6 of the Lease.

EXHIBIT C
(4)

EXHIBIT C
Schedule 1
Floor Plans

EXHIBIT C
(5)

EXHIBIT C
(6)

EXHIBIT D
Design Standards
          (a) HVAC. The Building HVAC System serving the Premises is designed to maintain average temperatures within the Premises during Ordinary Business Hours of (i) not less than 68º F. during the heating season when the outdoor temperature is 38º F. or more and (ii) not more than 78º F. and 50% humidity + 5% during the cooling season, when the outdoor temperatures are at 84º F. dry bulb and 65º F. wet bulb, with, in the case of clauses (i) and (ii), a population load per floor of not more than one person per 200 square feet of useable area, other than in dining and other special use areas per floor for all purposes, and shades fully drawn and closed, including 1.0 watts per square foot of usable area of lighting load and 1.0 watts per square foot of usable area of power load, and to provide at least .15 CFM of outside ventilation per square foot of rentable area. Use of the Premises, or any part thereof, in a manner exceeding the foregoing design conditions or rearrangement of partitioning after the initial preparation of the Premises which interferes with normal operation of the air-conditioning service in the Premises may require changes in the air-conditioning system serving the Premises at Tenant’s expense.
          (b) Electrical. The Building Electrical system serving the Premises is designed to provide:
               (i) 1.0 watts per usable square foot of high voltage (480/277 volt) connected power for lighting, and
               (ii) 1.0 watts per usable square foot of low voltage (120/208 volt) connected power for convenience receptacles.

EXHIBIT D
(1)

EXHIBIT E
Cleaning Specifications
GENERAL CLEANING
NIGHTLY
     General Offices:
1.	All hard surfaced flooring to be swept using approved dustdown preparation.

2.	Carpet sweep all carpets but with no requirement to move any furniture (e.g., desks, file cabinets, etc. not to be moved).

3.	Hand dust and wipe clean all furniture, fixtures and window sills.

4.	Empty all waste receptacles and remove wastepaper.

5.	Wash clean all Building water fountains and coolers.

6.	Sweep all private stairways.
     Lavatories:
1.	Sweep and wash all floors, using proper disinfectants.

2.	Wash and polish all mirrors, shelves, bright work and enameled surfaces.

3.	Wash and disinfect all basins, bowls and urinals.

4.	Wash all toilet seats.

5.	Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

6.	Empty paper receptacles, fill receptacles from Landlord supply and remove wastepaper.

7.	Fill toilet tissue holders from Landlord supply.

8.	Empty and clean sanitary disposal receptacles.
WEEKLY
1.	Vacuum all carpeting and rugs, as well as any necessary spot cleaning.

2.	Dust all door louvers and other ventilating louvers within a person’s normal reach.

3.	Wipe clean all brass and other bright work.
NOT MORE THAN 3 TIMES PER YEAR
     High dust premises complete including the following:

EXHIBIT E
(1)

1.	Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2.	Dust all vertical surfaces, such as walls, partitions, doors, door frames and other surfaces not reached in nightly cleaning.

3.	Dust all venetian blinds.
WINDOW WASHING AND CARPET CLEANING
1.	Exterior windows will be cleaned once per year and interior windows will be cleaned twice per year.

2.	Carpets will be chemically cleaned once every two years.

EXHIBIT E
(2)

EXHIBIT F
Rules and Regulations
     1. Nothing shall be attached to the outside walls of the Building. Other than Building standard blinds, no curtains, blinds, shades, screens or other obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises, without the prior consent of Landlord.
     2. No sign, advertisement, notice or other lettering visible from the exterior of the Premises shall be exhibited, inscribed, painted or affixed to any part of the Premises without the prior written consent of Landlord. All lettering on doors shall be inscribed, painted or affixed in a size, color and style acceptable to Landlord.
     3. The grills, louvers, skylights, windows and doors that reflect or admit light and/or air into the Premises or Common Areas shall not be covered or obstructed by Tenant, nor shall any articles be placed on the window sills, radiators or convectors.
     4. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
     5. Common Areas shall not be obstructed or encumbered by any Tenant or used for any purposes other than ingress of egress to and from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.
     6. Except in those areas designated by Tenant as “security areas,” all locks or bolts of any kind shall be operable by the Building’s Master Key. No locks shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Building’s Master Key. Tenant shall, upon the termination of its Lease, deliver to Landlord all keys of stores, offices and lavatories, either furnished to or otherwise procured by Tenant and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.
     7. Tenant shall keep the entrance door to the Premises closed at all times.
     8. All movement in or out of any freight, furniture, boxes, crates or any other large object or matter of any description must take place during such times as Landlord may prescribe. In connection therewith, Tenant shall only utilize the freight elevator located in the southern/rear portion of the Building. Landlord reserves the right to inspect all articles to be brought into the Building and to exclude from the Building all articles which violate any of these Rules and Regulations or the Lease. Landlord may require that any person leaving the public areas of the Building with any article to submit a pass, signed by an authorized person, listing each article being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises.
     9. All hand trucks shall be equipped with rubber tires, side guards and such other safeguards as Landlord may require.
     10. No Tenant Party shall be permitted to have access to the Building’s roof, mechanical, electrical or telephone rooms without permission from Landlord.

EXHIBIT F
(1)

     11. Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations or interfere in any way with other tenants or those having business therein.
     12. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Tenant shall not cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness.
     13. Tenant shall store all its trash and recyclables within its Premises. No material shall be disposed of which may result in a violation of any Requirement. All refuse disposal shall be made only though entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall use the Building’s hauler.
     14. Tenant shall not deface any part of the Building. No boring, cutting or stringing of wires shall be permitted, except with prior consent of Landlord, and as Landlord may direct.
     15. The water and wash closets, electrical closets, mechanical rooms, fire stairs and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant where a Tenant Party caused the same.
     16. Tenant, before closing and leaving the Premises at any time, shall see that all lights, water faucets, etc. are turned off. All entrance doors in the Premises shall be kept locked by Tenant when the Premises are not in use.
     17. No bicycles, in-line roller skates, vehicles or animals of any kind (except for seeing eye dogs) shall be brought into or kept by any Tenant in or about the Premises or the Building.
     18. Canvassing or soliciting in the Building is prohibited.
     19. Employees of Landlord or Landlord’s Agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord or in response to any emergency condition.
     20. Landlord reserves the right to exclude from the Building during other than Ordinary Business Hours all persons who do not present a valid Building pass. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.
     21. Landlord shall not be responsible to Tenant or to any other person or entity for the non-observance or violation of these Rules and Regulations by any other tenant or other person or entity.

EXHIBIT F
(2)

EXHIBIT F-1
RECREATION CENTER, FITNESS CENTER AND SPORT COURT RULES AND REGULATIONS
RECREATION CENTER
•	Hours of Operation: Business Days: 4:00 AM – 10:00 PM; Saturday, Sunday and Observed Holidays: 8:00 AM – 6:00 PM.

•	The Recreation Center is solely for use by individuals who are either directly employed by Franklin Templeton Investments (“FTI”) or its tenants. Contractors, family members and other individuals who are not employed by FTI or its tenants may not utilize the Recreation Center.

•	Food and drinks are not to be placed on any of the game tables or machines.

•	Users are not permitted to sit on the pool, ping pong, or foosball tables.

•	Ping pong equipment and darts are supplied for general use and may not be removed from the Fitness Center.

•	None of the game tables or game machines may be moved from their existing locations.

•	Shouting, profanity, roughhousing and other unprofessional behavior are not permitted.

•	Please clean up after and do not leave trash or other items on the tables.

•	Report any problems with equipment to Facilities at (650) 312-4212 (or internally at ext. 24212).
Failure to comply with the above Rules and Regulations may result in the loss of Recreation Center privileges

EXHIBIT F-1
(1)

EXHIBIT G
Additional Monument Sign
Site Plan with Location of Monument Sign
Sample Monument Sign with Dimensions

EXHIBIT G
(1)

EXHIBIT H
Furniture Schedule
Building 910, Floor 2 & 3
Furniture Listing
Date Issued: September 9,2009

		910/2	910/3	Total
Furniture Type	Components	Qty	Qty	Qty
Furniture for Work Spaces:
Director’s Office Setup	Desk peninsula/return, overhead cabinets, mobile pedestal, 4 drawer-credenza, round meeting table, 1 task chair & 4 guest chairs	6	16	22
Manager’s Office Setup	Desk peninsula/return, overhead cabinets, mobile pedestal, 4 drawer-credenza, 1 task chair & 2 guest chairs	16	18	34
Interior Office/enclave Set up	(Set up varies) most typical setup: 8x8L shaped furniture systems: corner unit, 2 returns & guest chair	0	2	2
Super Cube	8x12 size workstation (size & panel height=varies); corner unit with 2 returns, lateral file, mobile ped, task chair & 2 guest chairs.	2	11	13
8x8L cube	8x8 size workstation (panel height=varies); corner table with 2 returns, lateral file, mobile ped & task chair.	102	57	159
6x8L Cube	6x8 size workstation (panel height=varies); corner table with 2 returns, lateral file, mobile ped &task chair	10	81	91
Desking System (6 bullpens x 8 desks)	Components per desk: 48” wide work surface, mobile ped, task chair; Components per bullpen: 8 desks, 4 rectangular meeting tables & 3 printer stations	48	0	48
Desking Systems (others)	48” wide rectangular desk & task chair	0	2	2
Work Room Desking System	Varies	2		2
Reception Station	8x8 size workstation: Wood panel outside, fabric panel inside, lateral file, mobile ped, task chair & wood transaction counter		1	1

Total Work Spaces		186	188	374

Furniture for support Spaces:
File Cabinets-metal	Metal file cabinet storage units (height varies but typical heights are 4 drawers or 2 drawers	130	83	213
Bookshelves/shelving	shelving (size varies)	23		23

Conference Set up#1	Complete Conference Set up-1 table, 14 chairs & 1 credenza (location: front)	0	2	2
Conference Set up#2	Complete Conference Set up-1 table, 12 chairs & 1 credenza (location: front)	2	0	2
Conference Set up#3	Complete Conference Set up-1 table, 10 chairs & 1 credenza (location: front)	2	2	4
Conference Set up#4	Complete Conference Set up-1 table, 10 chairs & 1 credenza (location: back)	1	1	2

Break Room Set Up	Break Room Set Up (4 tables + 16 chairs)	1	1	2
Kitchenette Set up	Kitchenette Set up (2 tables + 4-6 chairs)	1	1	2

Enclaves Set up	Enclaves Set up (soft seating + table)	2	1	3
Waiting Area Set up	Waiting Area Set up(2 lounge chairs + 1 side table)		1	1
Collaboration Areas	Collaboration Areas (round tables in open areas)	tbd	tbd

EXHIBIT H
(1)

EXHIBIT I
Form of Letter of Credit
[LETTERHEAD OF ISSUER OF LETTER OF CREDIT]
IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______

DATE:	September ___, 2009

BENEFICIARY:	Franklin Templeton Companies, LLC

APPLICANT:	DemandTec, Inc.

AMOUNT:	US$917,011.20 (NINE HUNDRED SEVENTEEN THOUSAND ELEVEN AND 20/100 U.S. DOLLARS)

EXPIRATION DATE:

LOCATION:	AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF ______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF “EXHIBIT B” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:
1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	SIGHT DRAFTS DRAWN ON US.

3.	A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY HIS/HER DESIGNATED TITLE, STATING THE FOLLOWING:
“THE UNDERSIGNED BEING A DULY AUTHORIZED OFFICER OF _______________ (INSERT NAME OF BENEFICIARY AT TIME OF DRAWING ONLY) (“BENEFICIARY”) HEREBY REPRESENTS AND WARRANTS THAT THE AMOUNT OF THE ACCOMPANYING DRAFT IS DUE AND OWING TO THE UNDERSIGNED IN ACCORDANCE WITH THE PROVISIONS OF THAT CERTAIN LEASE DATED SEPTEMBER ___, 2009 (THE “LEASE”) BY AND BETWEEN THE BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT.”
PARTIAL DRAWS ARE ALLOWED. THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.
IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF _______
DATED: ___________________________
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST XX DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND

EXHIBIT I
(1)

YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND ____________.
THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE, UPON OUR RECEIPT OF THE ATTACHED “EXHIBIT A” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY, TOGETHER WITH THE PAYMENT OF OUR TRANSFER FEE 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM USD 250.00). THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY YOUR BANK.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.
WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONA FIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT I
(2)

EXHIBIT “A”
DATE:

TO:	SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054

RE:	STANDBY LETTER OF CREDIT
NO.:
ISSUED BY
ATTN:	INTERNATIONAL DIVISION SILICON VALLEY BANK, SANTA CLARA

STANDBY LETTERS OF CREDIT L/C AMOUNT
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

EXHIBIT I
(3)

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.
SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(SIGNATURE AUTHENTICATED)

(NAME OF BANK)

(AUTHORIZED SIGNATURE)
SIGNATURE AUTHENTICATED
The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

EXHIBIT I
(4)

EXHIBIT “B”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF
CREDIT NO.                                          DATED:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

(BENEFICIARY’S NAME)

Authorized Signature

EXHIBIT I
(5)

GUIDELINES TO PREPARE THE DRAFT
1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).US$: AMOUNT OF DRAWING IN FIGURES.

4.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

5.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

6.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

7.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

8.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR:
ALICE DA LUZ: 408-654-7120
EFRAIN TUVILLA: 408-654-6349

EXHIBIT I
(6)